UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2024
SEAPORT ENTERTAINMENT GROUP INC.
(Exact name of registrant as specified in charter)

Delaware	001-42113	99-0947924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Water Street, 28th Floor	10038
New York, NY	(Zip code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 732-8257
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	SEG	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement.
On October 17, 2024, Seaport Entertainment Group Inc. (the “Company,” “we” or “our”) entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with Pershing Square Capital Management, L.P., through investment funds advised by it (collectively, “Pershing Square”), in connection with the Company’s previously announced rights offering. The Investor Rights Agreement provides Pershing Square with certain rights, including, under certain circumstances and subject to certain restrictions, rights with respect to the registration of its shares of our common stock, par value $0.01 per share (“common stock”) under the Securities Act of 1933, as amended (the “Securities Act”), including customary demand and piggyback registration rights.
Pershing Square may request that we file a registration statement to register the offer and sale of its shares. Each such request for registration must cover securities the aggregate fair market value of which is at least $25 million. We will not be obligated to effect an underwritten offering with respect to any entity that is a Company affiliate during the regular trading blackout period for our directors, officers and other certain employees. The number of demand registrations that Pershing Square will be entitled to request will be unlimited; provided, that we will not be obligated to undertake more than one related underwritten offering in any twelve-month period following October 17, 2024, nor more than one in any twelve-month period generally.
Pershing Square is also entitled to certain “piggyback” registration rights. If we propose to register shares of our common stock or other securities under the Securities Act, either for our own account or for the account of other security holders, in connection with such offering, Pershing Square will be able to request that we include its shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, subject to certain exceptions, Pershing Square will be entitled to notice of the registration and have the right, subject to certain limitations, to include its shares of common stock in the registration.
Pursuant to the Investor Rights Agreement, Pershing Square also has the right to nominate one individual to serve on our board of directors; however, if we increase the size of the board to larger than five directors, Pershing Square will have the right to nominate individuals representing at least 20% of the total number of directors. Our obligations under the provisions of the Investor Rights Agreement related to Pershing Square’s nomination rights will terminate on the earlier of (i) the date on which Pershing Square no longer beneficially owns at least 10% of the total outstanding shares of our common stock and (ii) Pershing Square’s irrevocable waiver and termination of such rights. These board designation rights are also contained in our Amended and Restated Certificate of Incorporation.
The description of the Investor Rights Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Investor Rights Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference into this Item 1.01.
Item 7.01    Regulation FD Disclosure.
On October 17, 2024, the Company completed its previously announced rights offering, which expired at 5:00 p.m., New York time, on October 10, 2024. A copy of the press release announcing the closing of the rights offering is attached as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
10.1	Investor Rights Agreement, dated October 17, 2024
99.1	Press Release, dated October 17, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2024	SEAPORT ENTERTAINMENT GROUP INC.

	By:	/s/ Lucy Fato
	Name:	Lucy Fato
	Title:	EVP, General Counsel & Corporate Secretary